UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 7, 2024

Tigo Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40710	83-3583873
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

655 Campbell Technology Parkway, Suite 150 Campbell, California	95008
(Address of principal executive offices)	(Zip Code)

(408) 402-0802

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TYGO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 7, 2024, Tigo Energy, Inc. (“Tigo” or the “Company”) announced that it appointed Anita Chang to serve as the Chief Operating Officer of the Company, effective October 7, 2024.

Ms. Chang, age 51, Ms. Chang served as the Senior Vice President of Global Manufacturing Operations of Tigo from May 2023 to October 2023, the Chief Operating Officer of Tigo from July 2020 to May 2023, and the Vice President of Operations & General Manager, China, at Tigo from 2015 to 2020. She was responsible for leading Tigo’s product delivery and fulfillment obligations worldwide. She came to Tigo with more than 17 years of experience in global Sales, Engineering, Quality Assurance, Product Management and Supplier Management roles across the consumer devices, optical storage, touch solutions, and data communication industries. Previously, Ms. Chang held various leadership positions at TE Connectivity, Quanta Storage Inc., and Taiwan Video & Monitor Corp. (part of TPK group).

The Company has entered into a letter agreement (the “Offer Letter”) with Ms. Chang which provides for an initial base salary of $260,000. In addition, pursuant to the Offer Letter and subject to Board approval, Ms. Chang is expected to receive the following awards in connection with her appointment as Chief Operating Officer, subject to the terms and conditions of the Company’s 2023 Equity Incentive Plan and forms of awards thereunder: (i) an option to purchase 250,000 shares of the Company’s common stock (“Options”), (ii) an award of 144,000 restricted stock units (“RSUs”) and (iii) an award of 71,000 performance stock units (“PSUs”). The PSUs will vest based on the achievement of performance goals over the applicable performance period, subject to continued service. The RSUs and Options will vest based on the vesting schedules included in the grant agreements, subject to continued service.

There are no other arrangements or understandings pursuant to Ms. Chang’s appointment as Chief Operating Officer. There are no family relationships among any of the Company’s executive officers, members of the Board and Ms. Chang, and there are no transactions with Ms. Chang that require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 7, 2024

TIGO ENERGY, INC.

By:	/s/ Bill Roeschlein
Name:	Bill Roeschlein
Title:	Chief Financial Officer

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